Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Chromcraft Revington, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Benjamin M. Anderson-Ray, Chairman and Chief Executive Officer of the Company, and Frank T. Kane, Sr. Vice President-Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
/s/ Benjamin M. Anderson-Ray

Benjamin M. Anderson-Ray
Chairman and Chief Executive Officer
August 13, 2007
/s/ Frank T. Kane

Frank T. Kane
Sr. Vice President-Finance and
Chief Financial Officer
August 13, 2007